UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2018

DigiPath, Inc.

(Exact name of registrant as specified in charter)

Nevada

(State or other Jurisdiction of Incorporation or Organization)

000-54239	27-3601979
(Commission File Number)	(IRS Employer Identification No.)

6450 Cameron Street, Suite 113
Las Vegas, NV 89118

(Address of Principal Executive
Offices and zip code)

(702) 527-2060

(Registrant’s telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 1, 2018, Joseph J. Bianco, the Chief Executive Officer and Chairman of the Board of Directors of Digipath Inc. (the “Company”), died unexpectedly.

On July 3, 2018, the Company’s Board appointed Todd Denkin as Chief Executive Officer and Chairman of the Board, succeeding Mr. Bianco. At the time of such appointment, Mr. Denkin was serving as the Company’s President and Chief Operating Officer, and as the President of the Company’s wholly-owned subsidiaries, Digipath Labs, Inc. and TNM News Corp., and he will continue to serve in such capacities.

Todd Denkin, age 54, has many years of experience in the “legal” marijuana industry, and has been an integral part of the management of the Company for the past four years. Mr. Denkin joined the Company in April 2014 as President, and served as the Company’s Chief Executive Officer from October 2014 until June 21, 2016 when, in connection with Mr. Bianco’s appointment as Chief Executive Officer, Mr. Denkin took on the role as the Company’s Chief Operating Officer and continued on as the Company’s President. Prior to joining the Company, Mr. Denkin served as co-founder and president of both 10 Mile and Growopp, LLC where he created controlled environmental indoor hydroponic grow chambers from 2011 to 2013.

No changes in compensation or other employment arrangements were made in connection with Mr. Denkin’s appointment as Chief Executive Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DigiPath, Inc.

Date: July 6, 2018

By:	/s/ Todd Peterson
Todd Peterson
Chief Financial Officer